Exhibit 99.2

REVOCABLE PROXY

NEWPORT BANCORP, INC.

ANNUAL MEETING OF STOCKHOLDERS

            , 2013

    :     p.m., Local Time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints the official proxy committee of Newport Bancorp, Inc. (the “Company”), consisting of             ,              and              or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held on             , 2013 at     :     p.m., local time, at the International Tennis Hall of Fame, 194 Bellevue Avenue, Newport, Rhode Island, and at any and all adjournments or postponements thereof, with all of the powers the undersigned would possess if personally present at such meeting as follows:

1.	The proposal to approve and adopt the agreement and plan of merger, dated as of March 5, 2013, by and between SI Financial Group, Inc. and Newport Bancorp, Inc., and the merger contemplated therein.

FOR	AGAINST	ABSTAIN
☐	☐	☐

2.	The proposal to adjourn the annual meeting to permit the further solicitation of proxies if there are not sufficient votes at the time of the annual meeting to approve the agreement and plan of merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

3.	The proposal to approve the non-binding advisory resolution approving the compensation payable to the named executive officers of the Company in connection with the merger.

FOR	AGAINST	ABSTAIN
☐	☐	☐

4.	The election as directors of all nominees listed (unless the “For All Except” box is marked and the instructions below are complied with).

William R. Harvey and Kevin M. McCarthy

FOR	WITHHOLD	FOR ALL EXCEPT
☐	☐	☐

INSTRUCTION: To withhold your vote for any individual nominee, mark “FOR ALL EXCEPT” and write that nominee’s name on the line provided below.

5.	The ratification of the appointment of Wolf & Company, P.C. as independent registered public accounting firm of Newport Bancorp, Inc. for the fiscal year ending December 31, 2013.

FOR	AGAINST	ABSTAIN
☐	☐	☐

6.	A non-binding, advisory resolution to approve the compensation of the Company’s named executive officers.

FOR	AGAINST	ABSTAIN
☐	☐	☐

7.	An advisory, non-binding vote regarding the frequency of voting on our executive compensation.

ONE YEAR	TWO YEARS	THREE YEARS	ABSTAIN
☐	☐	☐	☐

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE LISTED NOMINEES, A VOTE TO HOLD AN ADVISORY VOTE EVERY “ONE YEAR” IN VOTING ON THE SEVENTH PROPOSAL, AND A VOTE “FOR” EACH OF THE OTHER LISTED PROPOSALS.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” each of the listed nominees, for holding an advisory vote “EVERY ONE YEAR” in voting on the seventh proposal, and “FOR” each other proposal listed. If other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting. This proxy also confers discretionary authority on the proxy committee of the Board of Directors to vote (1) with respect to the election of any person as director, where the nominees are unable to serve or for good cause will not serve and (2) matters incident to the conduct of the meeting.

Date:
SIGNATURE OF STOCKHOLDER

SIGNATURE OF CO-HOLDER (IF ANY)

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required.

PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY

IN THE ENCLOSED POSTAGE-PAID ENVELOPE.